UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

Instructure, Inc.

(Name of Registrant as Specified In Its Charter)

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On January 27, 2020, Instructure, Inc. (the “Company”) issued a press release commenting on a report issued by Institutional Shareholder Services (“ISS”), a proxy voting advisory and corporate governance services firm. The Company’s press release is furnished below.

Instructure Comments on ISS Report

Regarding Proposed Thoma Bravo Acquisition

Board Recommends Stockholders Vote FOR the Proposed Transaction

Strongly Disagrees with ISS’ Recommendations

SALT LAKE CITY – JANUARY 27, 2020 – Instructure (NYSE: INST) today issued the following statement in response to the recommendation issued by Institutional Shareholder Services Inc. (“ISS”) regarding the Company’s previously announced definitive merger agreement to be acquired by Thoma Bravo, LLC for $47.60 per share in cash.

“Instructure strongly disagrees with the conclusion reached by ISS. The Company conducted an exhaustive, conflict-free, and well-publicized strategic review process, allowing any party to make its interest known to the Board. Despite these efforts and a post-signing “go-shop” period, no other party expressed serious interest in continuing purchase discussions at a price in excess of $47.60 per share.

“Instructure’s Board believes that Thoma Bravo’s $47.60 per share all-cash transaction represents the best possible path to maximize stockholder value because it delivers certain and compelling value. The Board of Directors recommends that stockholders vote in favor of the transaction.”

At the Special Meeting of Stockholders, which is scheduled to be held on February 13, 2020, stockholders of record as of the close of business on January 8, 2020 will have the opportunity to vote on the proposed transaction with Thoma Bravo, which the Board believes provides significant, compelling, and certain value to all Instructure stockholders.

Investors with questions about the transaction or how to vote their shares may contact the Company’s proxy solicitor, MacKenzie Partners Inc., toll-free at 800-322-2885 or via email at proxy@mackenziepartners.com.

Additional Information and Where to Find It

In connection with the proposed transaction, on January 7, 2020 the Company filed with the SEC its revised definitive proxy statement (the “Proxy Statement”), as well as other relevant documents concerning the proposed transaction. The Company mailed the Proxy Statement and a proxy card to each stockholder of the Company entitled to vote at the special meeting relating to the proposed transaction on or about January 14, 2020. Investors and security holders of the Company are urged to carefully read the Proxy Statement (and any amendments thereto when such filings become available) and other filings made in connection therewith because such documents will contain important information about the proposed transaction.

Investors and security holders of the Company are able to obtain a free copy of the Proxy Statement, and will be able to obtain a free copy of any amendments thereto, as well as other relevant filings containing information about the Company and the proposed transaction, including materials that are incorporated by reference into the Proxy Statement, without charge, at the SEC’s website (http://www.sec.gov) or from the Company by contacting the Company’s Investor Relations at (866) 574-3127, by email at Investors@instructure.com, or by going to the Company’s Investor Relations page on its website at https://ir.instructure.com/overview/default.aspx and clicking on the link titled “SEC Filings.”

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of the Company’s directors and executive officers and their ownership of Company common stock is set forth in the Company’s annual report on Form 10-K filed with the SEC on February 20, 2019 and the Company’s proxy statement on Schedule 14A filed with the SEC on April 8, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed transaction, by security holdings or otherwise, are contained in the Proxy Statement, and will be contained in the other relevant materials to be filed with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained, without charge, from the SEC or the Company as described in the preceding paragraph.

Notice Regarding Forward-Looking Statements

This communication contains forward-looking information related to the Company and the acquisition of the Company. Forward-looking statements in this release include, among other things, statements about the potential benefits of the proposed transaction, the Company’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of the Company, and the anticipated timing of closing of the proposed transaction. Risks and uncertainties include, among other things, risks related to the ability of the Company to consummate the proposed transaction on a timely basis or at all, including due to complexities resulting from the adoption of new accounting pronouncements and associated system implementations; the satisfaction of the conditions precedent to consummation of the proposed transaction; the Company’s ability to secure regulatory approvals on the terms expected in a timely manner or at all; disruption from the transaction making it more difficult to maintain business and operational relationships; the negative side effects of the announcement or the consummation of the proposed transaction on the market price of the Company’s common stock or on the Company’s operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed transaction; competitive factors, including competitive responses to the transaction and changes in the competitive environment, pricing changes, sales cycle time and increased competition; customer demand for the Company’s products; new application introductions and the Company’s ability to develop and deliver innovative applications and features; the Company’s ability to provide high-quality service and support offerings; the Company’s ability to build and expand its sales efforts; regulatory requirements or developments; changes in capital resource requirements; and other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; and future business combinations or disposals.

Further information on these and other risk and uncertainties relating to the Company can be found in its reports on Forms 10-K, 10-Q and 8-K and in other filings the Company makes with the SEC from time to time and available at www.sec.gov. These documents are available under the SEC filings heading of the Investors section of the Company’s website at https://ir.instructure.com/overview/default.aspx.

The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.